                                                              Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post Effective Amendment No. 2 to Registration Statement No. 333-141909 of Allstate Financial Advisors
Separate Account I ("the Account") on Form N-4 of our report dated March 9, 2007, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), relating to the consolidated financial statements and financial statement schedules of Allstate Life
Insurance Company ("the Company"), and to the use of our report dated March 14, 2007 on the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectuses of the
Account), which is part of such Registration Statement, and to the references to us under the heading "Experts" in such Statement of
Additional Information.

                                                         /s/ DELOITTE & TOUCHE LLP

                                                         Chicago, Illinois
                                                         November 20, 2007